THIRD AMENDMENT
                                       OF
                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN


     WHEREAS, the Corporation maintains the National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan"); and

     WHEREAS, the Plan has been amended from time to time, and the further amendment of the restated Plan now is considered desirable;

     NOW, THEREFORE, BE IT HEREBY

     RESOLVED, that by virtue and in exercise of the powers reserved to the Corporation under section 12.1 of the Plan, the Plan be and hereby is amended in the following particulars (the "Third Amendment") paragraphs 1, 2, 3, 4, 5, 6, 7, 8, 9, and 10 being effective June 4, 1998 and paragraph 12 being effective January 1, 1997 and paragraph 11 being effective January 1, 1998:

     1.   By substituting the following sentence for the second sentence in
Section 1.1 of the Plan:

     "The plan is maintained by CompX International Inc. (formerly known as/doing business as National Cabinet Lock, Inc.) (the "company").

     2.   By adding the following Section 1.5 to the Plan:

     "1.5 Company Stock. "Company stock" shall mean common stock issued by the company (or by a corporation which is a member of the same controlled group of corporations) which is readily tradable on an established securities market.
For purposes of this section 1.5 controlled group of corporations has the meaning given to such term by Section 1563(a) of the Internal Revenue Code (as amended) (determined without regard to subsections (a)(4) and (e)(3)(c) of
Section 1563)."

     3. By adding the following immediately after the word "plan" in Section 2.1(a) of the Plan:

     "; and he is not an independent contractor as determined by the company in its sole discretion"

     4. By adding the following paragraph to Section 3.2(a) of the Plan immediately after subparagraph 3.2(a)(ii):

     "The employer's matching contributions described in Section 3.2(a)(i) above and the employer's profit sharing contributions described in Section 3.2(a)(ii) above may be made in cash or company stock or both, as determined by the company's Board of Directors."

     5.   By adding the following sentence after the first sentence in Section
5.5 of the Plan.

     "Investment funds may include "employer securities" issued by the company (consisting of company stock, as defined in Section 1.5 above)."

     6.   By substituting the following sentence for the first sentence of
Section 5.6 of the Plan:

     "Except where plan administration requires a shorter or longer period (such as when changes in plan trustees, custodians, investment managers, etc., occur), as of each accounting date each participant may elect, by giving written notice on a form provided by it for this purpose or authorized telephonic voice response to the plan administrator at least 30 days (or such other period as the plan administrator requires) in advance, in accordance with uniform rules established by the plan administrator, to have his account balances as of that date (after all adjustments as of that date have been made) and future contributions made by him or on his behalf (prior to any subsequent election he may make) invested in accordance with his election entirely in one of the investment funds or partially in each of two or more of the investment funds (so that a multiple of 1% of each of his account balances, subject to a minimum investment of 5%, is invested as of such date in each investment fund)."

     7.   By adding the following Section 5.9 to the Plan:

     "5.9 Investments in Employer Securities. As provided in Section 5.5 above, participants may elect to have a portion or all of their accounts invested by the trustee in any one or more of the investment funds, including any fund that invests in employer securities. For this purpose it is intended that the plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended) and that the trustee may invest up to 100 percent of the trust fund held by it in employer securities, in accordance with the provisions of the plan. Employer securities may be acquired by the trustee through purchases on the open market, private purchases, purchases from the employers (including purchases from the company of treasury shares or authorized but unissued shares), contributions in kind by the employers, or otherwise. Except as respects employer securities purchased on the open market, no purchase of company shares shall be made at a price in excess of the closing price on the New York Stock Exchange or, if not traded on the New York Stock Exchange, any other applicable exchange, for employer securities on the business day on which employer securities were last traded next preceding the date of purchase."

     8.   By adding the following Section 5.10 to the Plan:

     "5.10 Allocation of Employer Securities. Employer Securities purchased on behalf of participants shall be credited to their accounts, and their accounts shall be charged therefor, on the basis of the actual purchase price paid for such securities on behalf of respective participants. In applying the provisions of the next preceding sentence, any employer securities which have been contributed by the employers as a part of the employers' contribution shall be deemed to have been purchased by the trustee on behalf of participants for an amount equal to the fair market value of such securities when they were contributed."

     9.   By adding the following Section 5.11 to the Plan:

     "5.11 Additional Accounting Rules For Employer Securities. The following additional accounting rules apply regarding employer securities:

               (a) Uncredited cash dividends or interest attributable to employer securities previously allocated to a participant's accounts shall be credited to the participant's accounts.

               (b) Uncredited whole and fractional employer securities resulting from stock dividends or split-ups attributable to employer securities previously allocated to a participant's accounts shall be credited to such accounts.

               (c) If rights or warrants are issued with respect to any employer securities held by the trustee, such rights or warrants shall be appropriately reflected in participants' accounts in accordance with rules established by the plan administrator and uniformly applied until sold or exercised by the trustee and the proceeds appropriately reflected as directed by the plan administrator."

     10.  By adding the following Section 5.12 to the Plan:

     "5.12 Voting of Employer Securities. The plan administrator shall furnish to each participant who has employer securities credited to the participant's accounts notice of the date and purpose of each meeting of the stockholders of the company at which employer securities are entitled to be voted. The plan administrator shall request from each such participant instructions as to the voting at that meeting of employer securities credited to the participant's accounts. If the participant furnishes such instructions within the time specified in the notification given to the participant, the trustee shall vote such employer securities in accordance with the participant's instructions. All employer securities credited to accounts as to which the trustee does not receive voting instructions as specified above and all unallocated employer securities held by the trustee shall be voted by the plan administrator. Similarly, the plan administrator shall furnish to each participant who has employer securities credited to the participant's accounts notice of any tender offer for, or a request or invitation for tenders of, employer securities made to the trustee. The plan administrator shall request from each such participant instructions as to the tendering of employer securities credited to the participant's accounts and for this purpose the participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of employer securities. The trustee shall tender the employer securities as to which the trustee has received instructions to tender from participants within the time specified. Employer securities credited to accounts as to which the trustee has not received instructions from participants shall not be tendered. As to all unallocated employer securities held by the trustee, the plan administrator shall instruct the trustee as to the number (if any) of employer securities to the tendered."

     11. By adding the following immediately after "70 1/2 years" of the third sentence of Section 6.5 of the Plan:

     "or, if later, for participants who are not a 5% owner, the year in which the participant retirees."
     12.  By substituting "$5,000" for "$3,500" in sentences 5 and 6 of Section
6.5 of the Plan.

     EXECUTED June 4, 1998.


                                CompX International Inc.




                                By: /s/ Steven L. Watson
                                    Steven L. Watson, Secretary






                                SECOND AMENDMENT
                                       OF
                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN


     WHEREAS, this corporation maintains National Cabinet Lock, Inc. Contributory Retirement Plan (the "plan"); and

     WHEREAS, the plan has been amended from time to time, was last amended effective as of January 1, 1994, and the further amendment of the restated plan now is considered desirable;

     NOW, THEREFORE, IT IS RESOLVED that, by virtue and in exercise of the power reserved to this corporation by section 12.1 of the plan, the plan be and hereby is amended in the following particulars:

     1.   By substituting for section 3.2 of the plan the following:

     "3.2 Calculation of Employer's Contributions. The employer's contributions for a plan year shall equal the sum of the amounts described in subsections (a) and (b) below:

          (a) For each plan year the employer will contribute to the plan under subparagraphs (i) and (ii) below such amounts, if any, as shall be determined by resolution of the company's Board of Directors. Any such resolution shall specify the respective amounts of the contributions under such subparagraphs (i) and (ii) or a definite basis or formula by which the contributions can be determined within a reasonable time after the end of that plan year.

               (i) The employer's matching contributions for a year, if any, as determined by the company's Board of Directors, shall be allocated pro rata to active participants' accounts as of the last day of the plan year for which they are made (or the last date of each pay period in such year if a resolution establishing the matching contribution percentage amount is adopted before the beginning of such year) based upon each active participant's salary deferral contributions (as defined in section 4.1 below) up to the matching level specified in the resolution providing for such matching contribution; and

               (ii) The employer's profit sharing contributions for a year, if any, as determined by the company's Board of Directors, shall be allocated pro rata to active participants' and inactive participants' accounts as of the last day of the plan year for which they are made based upon each such participant's earnings for such year.

     Notwithstanding the foregoing, the company's contribution provided for below for each plan year shall be allocated pro rata to active participants' accounts as of the last day of the plan year for which they are made based upon each active participant's salary deferral contributions from the company which do not exceed six percent of the participant's earnings for such year from the company (such salary deferral contributions up to six percent of earnings are referred to herein as the participant's "basic contributions"). The company's contribution with respect to each active participant employed by it for a plan year shall be an amount equal to the lesser of 100 percent of the participant's basic contributions for the year, or that percentage of the participant's basic contributions for the year equal to the percentage, not in excess of 100%, obtained by dividing an amount equal to five percent of the company's adjusted before-tax current profits, if any, for the year by the aggregate of the basic contributions of all participants employed by the company for the year.
     The adjusted before-tax current profits of the company for a year shall mean the before-tax current profits, if any, of the company for the year, as determined by the company's Board of Directors without regard to any charges for interest expense, and without regard to any charges for interest expense, and without regard to any dividends received from any subsidiary of the company, but with regard to any amounts reasonably accrued and expensed for contributions to this plan for such year.

          (b) For each pay period of an employer which ends during a plan year, each employer will contribute to the plan the salary deferral contributions, if any, elected in accordance with section 4.1 by each active participant employed by it for that pay period.

     Each employer's contributions under the plan to be made in accordance with subsection 3.2(b) for any pay period shall be paid to the trust fund (as described in section 1.3) implementing the plan, without interest, as soon as practicable after the end of that pay period, but in any event within 30 days after the end of the plan year in which such pay period ends. The employer's contributions under the plan to be made in accordance with subsection 3.2(a) for a plan year shall be made no later than the time prescribed by law for filing the company's federal income tax return for its fiscal year coinciding with the plan year for which such contributions are made, including any extensions of time thereof."

     2. By adding the following at the end of section 3.4 of the plan as a part thereof:

     "The applicable restrictions on the multiple use of the alternative limitation under subsection 3.4(b) above and under subsection 4.2(b) shall apply in accordance with the regulations under Section 401(m)(9)(A) of the Code to appropriately limit the contribution percentage for highly compensated employees under this section and the actual deferral percentage for highly compensated employees under section 4.2. In applying such restrictions, the contribution percentage and actual deferral percentage otherwise applicable for the group of highly compensated employees shall be reduced first by reducing the actual deferral percentage as necessary to the highest matching level for the year and then by ratably reducing the contribution percentage and actual deferral percentage until the resulting contribution percentage and actual deferral percentage are in compliance with such restrictions."

     3.   By substituting for section 4.2 of the plan the following:

     "4.2 Actual Deferral Percentage Test Limitation on Salary Deferral Contributions. In addition to being subject to the contribution limitations of sections 9.2 and 9.3, salary deferral contributions which may be made by a participant for each plan year with respect to the participant's earnings payable during such year (or payable with respect to such year and within two and one half months after the end of such year) and which are allocated to the participant's accounts as of a date within such plan year, shall be subject to the nondiscrimination limitations of Section 401(k) of the Code. For this purpose, such salary deferral contributions elected under section 4.1 shall be adjusted each plan year by the plan administrator as provided below in this section, by making the least adjustment necessary, so that either:

               (a) The actual deferral percentage (as described below) for the group of eligible highly compensated employees (as described below) for a plan year shall not exceed 125 percent of the actual deferral percentage for all other eligible employees (as described below) for such plan year; or

               (b) The actual deferral percentage for the group of eligible highly compensated employees for a plan year shall not exceed the actual deferral percentage for all other eligible employees for such plan year by more than two percentage points, and the actual deferral percentage for eligible highly compensated employees shall not exceed 200 percent of the actual deferral percentage for all other eligible employees.

The 'actual deferral percentage' for a specified group of eligible employees for any plan year shall be the average of the ratios (computed separately for each eligible employee in such group) of the salary deferral contributions (and any other employer contributions which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C) of the Code) for each eligible employee in such group for such plan year to the employee's compensation (as defined in Section 414(q) of the Code) earned while eligible to participate in the plan for such plan year. An employee shall be considered an 'eligible highly compensated employee' for any plan year in which he is a 'highly compensated employee' within the meaning of Section 414(q) of the Code, and an employee shall be considered an 'eligible employee' for any plan year in which he meets the requirements of subsections 2.1(a), (b) and (c). An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment is required hereunder the maximum amount of salary deferral contributions that may be elected by each eligible highly compensated employee shall be reduced by subtracting from fifteen percent the smallest percentage to the one/one hundredth of a percent reduction which will cause either subsection (a) or (b) above to be satisfied and by reducing the salary deferral contributions elected by all eligible highly compensated employees which are in excess of such reduced maximum percentage to such reduced maximum percentage. The amount by which a participant's salary deferral contributions are reduced hereunder shall be paid to such participant (along with any income allocable thereto) as soon as practicable following such determination, but in any event by the end of the following plan year with respect to which such salary deferral contributions were made. No matching employers' contribution allocable with respect to a participant's salary deferral contributions shall be allocated to the participant with respect to salary deferral contributions which are reduced hereunder and paid to the participant, and any such employers' matching contributions which have been made to the plan shall instead be used to reduce employer contributions. For purposes of determining who is an eligible highly compensated employee for any given determination period, the company may elect to make the calendar year calculation election within the meaning of Treas. Reg. Section 1.414(q)-1T Q&A(14)(b) by giving written notice to the plan administrator; provided, however, such election must apply to all plans, entities and arrangements of the company and members included in its controlled group for purposes of determining who is a highly compensated employee under
Section 414(q) of the Code. In applying the provisions of this section, if this plan is aggregated with another plan for purposes of complying with the nondiscrimination and coverage requirements of Sections 401(a)(4) or 410(b) of the Code, all elective contributions that are made under all such plans which are aggregated shall be treated as made under a single plan and the aggregated plans must satisfy Sections 401(a)(4) and 410(b) of the Code as if they were a single plan for the purposes of such Sections. The amount of excess contributions to be recharacterized under section 3.4 or to be distributed under this section 4.2 shall be reduced by the excess deferrals distributed under section 4.1."

     4. By adding the following new sentence immediately after the first sentence of section 4.6 of the plan as a part thereof:

     "Similarly, if a covered employee becomes a participant in any other qualified pension, profit sharing, stock bonus or other retirement plan maintained by the employers or by another member of the controlled group of corporations containing the employers, and such other plan permits the transfer to it by this plan of the vested portion of the covered employee's benefits hereunder, the plan administrator in its discretion may direct a transfer to such other plan of an amount equal to the vested benefits of such employee under this plan subject to the applicable requirements of Section 411 (d) (6) of the Code."

     5. By substituting for the third sentence of section 6.3 of the plan the following:

     "If the participant with respect to whom the remainder arose is reemployed by an employer before the participant incurs five consecutive one year breaks in service, the remainder shall remain credited to the participant's accounts subject to the provisions hereof."

     6.   By adding the following section 7.3 to the Plan:

     "7.3 Other Withdrawals. Notwithstanding any other provision hereof, a participant who has attained age 59 1/2 years may elect to receive payment of part or all of his vested account balances and any participant for whom a rollover account or voluntary contribution account is maintained may elect to receive payment of part or all of his balances in such accounts. Any such election shall not affect the participant's continued plan participation."

     7.   By deleting Section 8.2 of the plan.

     8. By adding the following at the end of subsection 14.4(b) of the plan as a part thereof:
     "For purposes hereof, elective contributions made on behalf of employees who are not key employees shall be disregarded and elective contributions made on behalf of key employees shall be taken into account."


*  *  *  *



     I, Steven L. Watson, Secretary of National Cabinet Lock, Inc. hereby certify that the foregoing is a correct copy of an amendment duly adopted by the Board of Directors of said corporation on October 28, 1996, and that the amendment has not been changed or repealed.

Dated this 28th day of October, 1996.



                               /s/ Steven L. Watson
                               Secretary of Aforesaid

                               (Corporate Seal)

                                FIRST AMENDMENT
                                       OF
                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN


     WHEREAS, the Corporation maintains the National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan"); and

     WHEREAS, the Plan has been amended from time to time, was last amended and completely restated effective as of January 1, 1994, and the further amendment of the restated Plan now is considered desirable;

     NOW, THEREFORE, BE IT HEREBY

     RESOLVED, that by virtue and in exercise of the powers reserved to the Corporation under section 12.1 of the Plan, the Plan be and hereby is amended effective January 1, 1994, in the following particulars (the "First Amendment"):

     1. By Adding the following sentence at the end of subsection 3.2(a) of the plan as a part thereof:

     "Notwithstanding the foregoing, the company's contribution pursuant to the three preceding sentences for each active participant for the plan year ended December 31, 1994 shall not be less than an amount equal to Two Hundred Percent (200%) of each such participant's basic contributions for such plan year."

     2. By substituting the word "fifteen" for the word "ten" where such latter word appears in the first sentence of section 4.1 of the Plan and in the sixth sentence of section 4.2 of the Plan.



     I, Steven L. Watson, Secretary of National Cabinet lock, Inc., hereby certify that the foregoing is a correct copy of an amendment duly adopted by the Board of Directors of said Corporation on the 9th day of April, 1996, and that the amendment has not been changed or repealed.

Dated this 9th day of April, 1996.


/s/ Steven L. Watson
Steven L. Watson, Secretary

(Corporate Seal)















                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN
              (as amended and restated effective January 1, 1994)




                                  CERTIFICATE



     I, Steven L. Watson, Secretary of National Cabinet Lock, Inc., hereby certify that the attached document is a correct copy of National Cabinet Lock, Inc. Contributory Retirement Plan effective January 1, 1994, and as in effect on the date hereof.

Dated this 30th day of December, 1994.





                                 By:  /s/ Steven L. Watson
                                      Steven L. Watson
                                      Secretary





                                          (Corporate Seal)




            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

                               Table of Contents

                                                             PAGE

ARTICLE 1                                                       1
 Introduction                                                   1
 History, Purpose of the Plan; Effective Date                   1
 Plan Administrator; Plan Year                                  1
 The Trust                                                      1
 The Employers                                                  1

ARTICLE 2                                                       2
 Participation                                                  2
 Participation                                                  2
 Eligibility Service                                            3
 Hours of Service                                               4
 Leave of Absence                                               4
 Notice of Participation                                        4

ARTICLE 3
 Employer's Contributions                                       5
 Employer's Contributions                                       5
 Calculation of Employers' Contributions                        5
 Verification of Employers' Contributions                       5
 Contribution Percentage Test Limitation on Employer
    Matching Contributions                                      7

ARTICLE 4                                                       9
 Salary Deferral and Participant Contributions                  9
 Salary Deferral Contributions                                  9
 Actual Deferral Percentage Test Limitation on
    Salary Deferral Contributions                              10
 Variation, Discontinuance and Resumption of
    Participant Contributions                                  11
 Earnings                                                      12
 Rollover Contributions                                        13
 Transferred Benefits                                          13
 Restricted Participation with Respect to Rollover
    Contributions and Transferred Benefits                     14

ARTICLE 5                                                      14
 Plan Accounting and Investment Funds                          14
 Participant Account Balances                                  14
 Accounting Dates                                              15
 Date of Crediting Contributions and Remainders                15
 Allocation of Employer Contributions                          16
 Investment Funds                                              16
 Investment Elections                                          16
 Adjustment of Participants' Accounts                          17
 Statement of Accounts                                         18

ARTICLE 6                                                      18
 Distribution of Account Balances                              18
 Retirement, Death or Disability                               18
 Resignation or Dismissal                                      18
 Remainders                                                    19
 Method of Benefit Payment                                     20
 Selection of Time and Manner of Benefit Payment               21
 Designated Beneficiaries                                      22
 Payment to Substitute Beneficiaries                           22
 Payment With Respect to Incapacitated Participants or
    Beneficiaries                                              23
 Final Court Orders                                            24
 Rollover Distributions                                        24

ARTICLE 7                                                      25
 Withdrawals During Employment                                 25
 Withdrawal From Salary Deferral Contribution Account          25
 Loans to Participants                                         26

ARTICLE 8                                                      29
 Rehired Employee or Participant                               29
 Rehired Employee or Participant                               29
 Reinstatement of Remainders                                   29

ARTICLE 9                                                      29
 Maximum Contributions                                         29
 Contribution Limitations                                      30
 Participant Covered by Defined Contribution Plan Only         30
 Participant Covered by Defined Contribution Plan
    and Defined Benefit Plan                                   31

ARTICLE 10                                                     32
 Plan Administrator                                            32
 Plan Administrator's Duties                                   32
 Action by Plan Administrator                                  34
 Information Required for Plan Administration                  34
 Decision of Plan Administrator Final                          35
 Review of Benefit Determinations                              35
 Uniform Rules                                                 35
 Plan Administrator's Expenses                                 35
 Interested Plan Administrator                                 36
 Resignation or Removal of Plan Administrative                 36
    Committee Members
 Indemnification                                               36

ARTICLE 11                                                     36
 Relating to the Employers                                     36
 Action by Employers                                           36
 Additional Employers; the Valhi Companies                     36
 Restrictions on Reversions                                    37

ARTICLE 12                                                     38
 Amendment, Termination or Plan Merger                         38
 Amendment                                                     38
 Termination                                                   38
 Plan Merger                                                   39
 Continuation by a Successor or Purchaser                      39
 Notice to Participants of Amendments,                         40
    Terminations or Plan Mergers
 Vesting and Distribution on Termination                       40

ARTICLE 13                                                     40
 General Provisions                                            40
 Examination of Plan Documents                                 40
 Notices                                                       40
 Nonalienation of Plan Benefits                                40
 No Employment Guarantee                                       41
 Participant Litigation                                        41
 Successors                                                    41
 Adequacy of Evidence                                          41
 Gender and Number                                             42
 Waiver of Notice                                              42
 Applicable Law                                                42
 Severability                                                  42
 Fiduciary Responsibilities                                    42
 Highly Compensated Employees                                  42
 Family Aggregation Rules                                      44
 Supplements                                                   44
 Leased Employees                                              44

ARTICLE 14                                                     44
 Top-Heavy Plan Rules                                          44
 Key Employees                                                 44
 Top-Heavy Determinations                                      45
 Aggregation of Plans                                          46
 Top-Heavy Rules                                               46

SUPPLEMENT A                                                   48



                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN

                                   ARTICLE 1
                                  Introduction

     1.1 History; Purpose of the Plan; Effective Date. This National Cabinet Lock, Inc. Contributory Retirement Plan (the "plan") is effective as of
January 1, 1994 (the "effective date"). The plan is maintained by National Cabinet Lock, Inc. (the "company"). The purpose of the plan is to enable eligible employees of the company and eligible employees of the company's subsidiaries and other related companies which adopt the plan with the company's consent to accumulate funds and share in the profits of such adopting employers, and thereby assist such employees in providing for their future security, and to assist in providing plan participants with retirement benefits. The plan was originally established effective July 1, 1982, was subsequently amended and restated from time to time, and the provisions hereof constitute an amendment and restatement of the plan, as previously amended.

     1.2. Plan Administrator; Plan Year. The plan is administered by a plan committee whose members shall be appointed by the company (the "plan administrator"). The duties and responsibilities of the plan administrator are described in Article 10 of the plan. The plan is administered on the basis of a plan year which begins each year on January 1 and ends on the next following December 31.

     1.3. The Trust. The assets of the plan are held and invested by one or more trustees (the "trustee") and may be held and invested by one or more investment managers or insurance institutions acting and appointed for such purposes in accordance with one or more trust agreements (the "trust") which implement and form a part of the plan. Reference to the trust fund shall include all assets including any insurance policies held by the trustee, investment managers, and insurance institutions in accordance with the trust and this plan.

     1.4. The Employers. With the consent of the company, the plan may be adopted in accordance with the provisions of section 11.2 by any subsidiary of the company or any related company for the benefit of its eligible employees. The company and its subsidiaries and related companies that adopt the plan are referred to herein collectively as the "employers" and individually as an "employer".


                                   ARTICLE 2
                                 Participation

     2.1. Participation. Each employee of an employer will become a participant in the plan as of the effective date or any January 1, April 1, July 1 or October 1 thereafter if he meets all of the following requirements:

          (a) He is a "covered employee" (that is, he is a salaried or hourly employee, exclusive of any such employee who is covered under a collective bargaining agreement between the employer and such employee's collective bargaining representative which does not provide for his participation in the plan);

          (b) He has completed one year of eligibility service (as defined in section 2.2);

          (c)  He has attained age 20 years; and

          (d) He has filed a written election to participate in the plan effective as of such date with the plan administrator on such forms, in such manner and at such time as the plan administrator shall require, which forms shall evidence such employee's agreement (until subsequently modified by him in accordance with section 4.3) to have contributions made on his behalf as provided in section 4.1 of the plan and his authorization of his employer to reduce his compensation accordingly.

During a period of employment with the employer while a participant is making contributions to the plan as described in section 4.1, a participant shall be deemed for all purposes of the plan to be an "active participant." During all other periods of participation a participant shall be considered an "inactive participant." Except as provided in section 3.2, only active participants are entitled to share in employer contributions or make participant contributions. Beneficiaries of deceased participants will be treated as inactive participants for purposes of the plan although such beneficiaries may not designate additional beneficiaries.

     2.2. Eligibility Service. An employee of an employer shall be credited with one year of eligibility service if he completes 1,000 or more hours of service (as defined in section 2.3) in the twelve consecutive month period commencing on the date his employment with the Valhi Companies (as defined in section 11.2) commenced or if such employee does not complete 1000 hours of service during such period, he shall be credited with one year of eligibility service if he completes 1000 hours of service during any plan year following such date.

     2.3. Hours of Service. With respect to any employee of the Valhi Companies, the term "hour of service" means:

          (a) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated for his performance of duties for any Valhi Company as an employee (with each overtime hour being taken into account as if it were a normal work hour);

          (b) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated by a Valhi Company with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, military duty or leave of absence (as defined in section 2.4); provided, however, that not more than 501 hours of service shall be credited to an employee on account of any single continuous period during which he performs no duties;

          (c) Each other hour required by federal law to be counted as an "hour of service," including each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Valhi Company; provided, however, that not more than 501 hours of service shall be credited for payments of back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee; and

          (d) Each hour for which an employee is on a maternity or paternity leave of absence in accordance with subsection 2.4(b), but only for purposes of preventing the employee from incurring a one-year break in service and only if the employee timely furnishes to the plan administrator such information as it may reasonably require to establish that his absence from work was due to a maternity or paternity leave of absence as defined in subsection 2.4(b) and the number of days for which there was an absence; provided, however, that not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence.

Compensated hours described in subsection (b) above shall be determined by multiplying the number of scheduled work days during the applicable period for which the employee is compensated by the number of hours in the average scheduled work day (based on the scheduled work week for his job classification then in effect, provided, however, that in the case of an employee without a regular work schedule, such hours shall be computed on the basis of a 40 hour work week). Hours described in subsection (d) next above for employees on maternity or paternity leave of absence shall be determined in the same manner as compensated hours described in subsection (b) next above. In determining hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid; provided that hours of service credited under subsection
(d) next above for a maternity or paternity leave of absence shall be credited to the year in which such leave begins if such hours are required to prevent a one-year break in service from occurring in such year, or if not so required in that year, such hours shall be credited in the immediately following year. In construing the foregoing provisions of this section, ambiguities shall be resolved in favor of crediting employees with hours of service.

     2.4.  Leave of Absence.  A "leave of absence" as used in the plan means:

          (a) A leave of absence required by law or granted by a Valhi Company on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by the company;

          (b) A leave of absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of the child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

          (c) Any other absence from active employment with a Valhi Company that is approved by such Valhi Company and not treated by it as a termination of employment.

Leaves of absence granted by a Valhi Company will be governed by rules uniformly applied to all employees of that Valhi Company similarly situated.

     2.5. Notice of Participation. Each employee will be notified of the date he becomes a plan participant, and each participant and other person receiving benefits under the plan will be furnished with a copy of a summary plan description.


                                   ARTICLE 3
                            Employers' Contributions

     3.1. Employers' Contributions. Subject to the conditions and limitations of this Article 3, Article 5 and Article 9, for each plan year each employer will make a contribution under the plan on behalf of participants in an amount as is determined in accordance with section 3.2 below. Such contributions shall be definitely determined prior to the end of the plan year to which they pertain or as soon thereafter as practicable. In any event employer contributions shall be determined and shall be paid to the trustee no later than the time for filing the employer's federal income tax return for such plan year, including any extensions of such time period. Plan participants shall be informed of the amount of the employer's contribution each year or the manner in which such contribution will be determined by such means of communication as the employer
may deem appropriate.   In no event will the employer's contribution for any
plan year exceed the amount deductible by the employer for federal income tax purposes for the taxable year of the employer during which such plan year ends except to the extent that such contribution is deductible for such purposes for the taxable year of the employer during which such plan year begins.

     3.2. Calculation of Employers' Contributions. Each employer's contribution for any plan year shall equal the sum of the amounts described in subsections (a) and (b) below:

          (a) Commencing with such plan year as an employer (other than the company, unless the company intends to make additional contributions under this subsection in addition to the contributions required of the company below in this subsection) in its discretion determines to commence contributions under this subsection, for each plan year that employer will contribute to the plan such amount, if any, as shall be determined by resolution of its Board of Directors. Any such resolution shall specify the amount of the contributions or a definite basis or formula by which the contribution can be determined within a reasonable time after the end of that plan year. Such contributions shall be allocated as specified by the Board of Directors of the employer in one of the following manners:

               (i) pro rata to active participants' accounts as of the last day of the plan year for which they are made based upon each participant's earnings (as defined in section 4.4) from such employer for such year,

               (ii) pro rata to active participants accounts as of the last day of the plan year for which they are made (or the last date of each pay period in such year if the resolution establishing the matching contribution amount is adopted before the beginning of such year) based upon each active participant's salary deferral contributions (as defined in section 4.1 below) with respect to such employer; or

               (iii) pro rata to active participants' and inactive participants' accounts as of the last day of the plan year for which they are made based upon each such participant's earnings from such employer for such year.

          Notwithstanding the foregoing, the company's contribution provided for below for each plan year shall be allocated pro rata to active participants' accounts as of the last day of the plan year for which they are made based upon each active participant's salary deferral contributions from the company which do not exceed six percent of the participant's earnings for such year from the company (such salary deferral contributions up to six percent of earnings are referred to herein as the participant's "basic contributions"). The company's contribution with respect to each active participant employed by it for a plan year shall be an amount equal to the lesser of 100 percent of the participant's basic contributions for the year, or that percentage of the participant's basic contributions for the year equal to the percentage, not in excess of 100%, obtained by dividing an amount equal to five percent of the company's adjusted before-tax current profits, if any, for the year by the aggregate of the basic contributions of all participants employed by the company for the year. The adjusted before-tax current profits of the company for a year shall mean the before-tax current profits, if any, of the company for the year, as determined by the company's Board of Directors without regard to any charges for interest expense, and without regard to any dividends received from any subsidiary of the company, but with regard to any amounts reasonably accrued and expensed for contributions to this plan for such year.

          (b) For each pay period of an employer which ends during a plan year, each employer will contribute to the plan 100 percent of the salary deferral contributions, if any, elected in accordance with section 4.1 by each active participant employed by it for that pay period.

Each employer's contributions under the plan to be made in accordance with subsection 3.2(b) for any pay period shall be paid to the trust fund (as described in section 1.3) implementing the plan, without interest, as soon as practicable after the end of that pay period, but in any event within 30 days after the end of the plan year in which such pay period ends. Each employer's contributions under the plan to be made in accordance with subsection 3.2(a) for a plan year shall be made no later than the time prescribed by law for filing the company's federal income tax return for its fiscal year coinciding with the plan year for which such contributions are made, including any extensions of time thereof.

     3.3. Verification of Employers' Contributions. The certificate of an independent accountant selected by the company as to the correctness of any amounts or calculations relating to the employers' contributions under the plan for any plan year shall be conclusive on all persons.


     3.4. Contribution Percentage Test Limitation on Employer Matching Contributions. In addition to being subject to the deduction limitation set forth in section 3.1 above, and the contribution limitations set forth in sections 9.2 and 9.3, employer contributions under subsection 3.2(a) other than under subsection 3.2(a)(iii) ("employer matching contributions"), unless subject to the nondiscrimination requirements of Section 401(k) of the Code as a "qualified nonelective contribution", as defined therein, shall be subject to the nondiscrimination limitations of Section 401(m) of the Code. Employer matching contributions shall be adjusted each plan year by the plan administrator as provided below in this section, by making the least adjustment necessary, so that either:

          (a) The contribution percentage (as described below) for the group of eligible highly compensated employees (as defined in section 13.13 below) shall not exceed 125 percent of the contribution percentage for all other eligible employees for such plan year; or

          (b) The contribution percentage for the group of eligible highly compensated employees shall not exceed the contribution percentage for all other eligible employees for such plan year by more than two percentage points, and the contribution percentage for eligible highly compensated employees shall not exceed 200 percent of the contribution percentage for all other eligible employees.

The "contribution percentage" for a specified group of eligible employees for any plan year shall be the average of the ratios (computed separately, to the nearest one-hundredth of one percent, for each eligible employee in such group) of employer matching contributions for each eligible employee in such group for such plan year to the eligible employee's compensation (as defined in Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) for such plan year. A matching contribution will be taken into account for a given plan year only if (i) it is made on account of the employee's salary deferral contributions for that plan year, (ii) it is allocated to the participant's account during that plan year and (iii) it is paid to the trust by the due date for the contribution to qualify for a tax deduction on the employer's federal tax return. A matching contribution that does not meet the foregoing requirements will not be tested under Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only employer allocation for that plan year. Contributions allocated to the accounts of eligible participants under section 4.1 ("salary deferral contributions") during such plan year which meet the vesting requirements and withdrawal restrictions of Sections 401(k)(2)(B) and (C) of the Code may be taken into account in satisfying either subsection 3.4(a) or (b) above, provided that the salary deferral contributions satisfy the requirements of Section 401(k)(3) of the Code both with and without the inclusion of contributions used to satisfy the requirements of this section. Salary deferral contributions cannot be used to satisfy the requirements of this section if the effect is to increase the difference between the actual contribution percentage of highly compensated eligible employees and that of other eligible employees. Salary deferral contributions which are used to satisfy this section cannot be taken into account to satisfy the requirements of section 4.2. An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment for a plan year is required hereunder, the excess for such plan year of the aggregate amount of employer matching contributions over the maximum amount of such contributions permitted under the limitations of this section 3.4 (determined first by reducing aggregate contributions made on behalf of highly compensated employees in the order of their contribution percentages beginning with the highest of such percentages), the nonvested portion of such excess employer contributions shall be forfeited by the highly compensated employee or employees, as applicable, and such amount or amounts shall be reallocated among the remaining active participants in the plan whose contributions were not reduced pursuant to this section 3.4 in the same manner in which employer contributions under subsection 3.2(a) were allocated for such plan year. The vested portion of any such excess employer matching contributions shall be distributed to the highly compensated employee or employees, along with any income (or loss) allocable thereto. Allocable income will include allocable income for the plan year and may include the period between the end of the plan year and the date of distribution of any excess contributions. Income allocable to excess contributions is determined by multiplying the total income attributable to employer matching contributions for the applicable period by a fraction, the numerator of which is the amount of the participant's excess contributions and the denominator which is the participant's employer contribution account balances as of the date of distribution minus income allocable to such account for the applicable period plus any losses allocated to the account for the applicable period. The distribution of such excess aggregate contributions will be made on the basis of the respective portions of such amounts that are attributable to each highly compensated employee. Such corrective distribution shall be accomplished as soon as practicable following the determination of excess contributions, but in any event by the end of the plan year following the end of the plan year with respect to which such contributions were made. If the company maintains two or more plans that are treated as a single plan for purposes of Sections 401(a)(4) or 410(b) of the Code, all employer matching contributions are to be treated as made under the same plan for purposes of Sections 401(a)(4), 410(b) and 401(m) of the Code. For purposes of determining the amount of excess contributions under the contribution percentage test in this section 3.4, the compensation and contributions of highly compensated employees who are either five percent owners or among the ten most highly compensated employees includes the compensation and contributions of their family members (as defined at section 13.13). Each group of family members will be treated as one highly compensated employee and the contribution percentage ratio for the group will be determined by combining the compensation and employer matching contributions of all eligible family members. This ratio will then be reduced, if required, in accordance with the procedure set forth above for other highly compensated employees and the resulting excess contributions will be allocated to the family members in proportion to their respective employer matching contributions and other contributions combined to determine the contribution ratio for the family group.


                                   ARTICLE 4
                 Salary Deferral and Participant Contributions

     4.1. Salary Deferral Contributions. Each active participant may elect to defer receipt of his compensation in an amount equal to not less than one nor more than ten percent (or such lower maximum percentage as determined by the plan administrator for any plan year) of his earnings for such plan year, in one percent increments, and his employer shall, in accordance with subsection 3.2(b), contribute the amount of such salary deferral to the plan as a salary deferral contribution; provided, that a participant's aggregate salary deferral contributions to this plan may not exceed $9,240 (or such other maximum amount as may be permitted from time to time by the Secretary of Treasury or his delegate or by law) or such lesser amount as may be determined by the plan administrator in order to comply with section 4.2 below, in any calendar year. The salary deferral contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall initially elect his rate of salary deferral pursuant to the participant's written election described in subsection 2.1(d) which election shall be effective as of the first day of any calendar quarter which commences at least 30 days following receipt of the plan administrator of such election.

     4.2. Actual Deferral Percentage Test Limitation on Salary Deferral Contributions. In addition to being subject to the contribution limitations of sections 9.2 and 9.3, salary deferral contributions shall be subject to the nondiscrimination limitations of Section 401(k) of the Code. For this purpose, salary deferral contributions elected under section 4.1 shall be adjusted each plan year by the plan administrator as provided below in this section, by making the least adjustment necessary, so that either:

          (a) The actual deferral percentage (as described below) for the group of highly compensated participants (as described below) shall not exceed 125 percent of the actual deferral percentage for all other participants for such plan year; or

          (b) The actual deferral percentage for the group of highly compensated participants shall not exceed the actual deferral percentage for all other participants for such plan year by more than two percentage points, and the actual deferral percentage for highly compensated participants shall not exceed 200 percent of the actual deferral percentage for all other participants.

The "actual deferral percentage" for a specified group of participants for any plan year shall be the average of the ratios (computed separately for each participant in such group) of the salary deferral contributions (and any other employer contributions which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C) of the Code) for each participant in such group for such plan year to the participant's compensation (as defined in Section 414(s) of the Code) earned while eligible to participate in the plan for such plan year. A participant shall be considered a "highly compensated participant" for any plan year in which he is a "highly compensated employee" within the meaning of Section 414(q) of the Code. An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment is required hereunder the maximum amount of participant salary deferral contributions that may be elected by each highly compensated participant shall be reduced by subtracting from ten percent the smallest percentage to the one/one hundredth of a percent reduction which will cause either subsection (a) or (b) above to be satisfied and by reducing the salary deferral contributions elected by all highly compensated participants which are in excess of such reduced maximum percentage to such reduced maximum percentage. The amount by which a participant's salary deferral contributions are reduced hereunder shall be paid to such participant (along with any income allocable thereto) as soon as practicable following such determination, but in any event by the end of following plan year with respect to which such salary deferral contributions were made. For purposes of determining who is a highly compensated employee for any given determination period, the company may elect to make the calendar year calculation election within the meaning of Treas. Reg.
Section 1.414(q)-IT Q&A 14(a)(3)(b) by giving written notice to the plan administrator; provided, however, such election must apply to all plans, entities and arrangements of the company and members included in its controlled group for purposes of determining who is a highly compensated employee under
Section 414(q) of the Code.

     4.3. Variation, Discontinuance and Resumption of Participant Contributions. Effective as of the first day of any calendar quarter which commences at least 30 days following receipt by the plan administrator of an election form satisfactory to the plan administrator for this purpose, a participant eligible to make salary deferral contributions may revise the rate that such contributions are made by payroll deduction. A participant may elect to discontinue making all such contributions as of any regularly scheduled payday by filing an election form with the plan administrator at least ten regularly scheduled work days prior to such payday. A participant who has discontinued making contributions hereunder may resume making such contributions by filing an election form with the plan administrator at least 30 days prior to the first day of any calendar quarter as of which date such contributions shall resume; provided that a participant may not resume making salary deferral contributions for one year following the date of discontinuance of such contributions. Any elections made in accordance with this section shall be made on a form provided by the plan administrator for such purposes and shall be signed by the participant.

     4.4. Earnings. For purposes of the plan, a participant's "earnings" means his total compensation for services rendered to the employers as a covered employee not in excess of $150,000 (or such other maximum amount as may be permitted pursuant to Section 401(a)(17) of the Code or from time to time by the Secretary of the Treasury or his delegate or by law) for a plan year, including overtime and bonuses but excluding:

          (a) Any noncash compensation and any amounts contributed by the employers for the participant's benefit to, or paid to the participant under, this plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the employers; provided that any salary reduction amounts elected by the participant and credited on his behalf to a cafeteria plan (as defined in Section 125(c) of the Code) or a qualified cash or deferred arrangement (as defined in Section 401(k)(2) of the Code) shall be included in his earnings;

          (b) Any reimbursements for travel expenses, relocation allowances, educational assistance allowances or other special allowances and awards;

          (c) Any income realized for federal income tax purposes as a result of (i) group life insurance, (ii) the grant or exercise of an option or options to acquire shares of stock of any Valhi Company, the receipt of a cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired on exercise of such an option, or (iii) the transfer of restricted shares of stock or restricted property of a Valhi Company, or the removal of any such restrictions;

          (d) Any compensation received while on a leave of absence from active work and any severance pay or unused vacation pay paid as a result of the participant's termination of employment; and

          (e) Any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with any Valhi Company.

In determining a participant's earnings for purposes of the foregoing, the family aggregation rules under Section 414(q) (6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the end of the plan year for which earnings are being determined.

     4.5. Rollover Contributions. The plan administrator may in its discretion permit any covered employee to make a qualifying rollover contribution to the plan. A "qualifying rollover contribution" means the contribution to the plan by an employee of:

          (a) An eligible rollover distribution (as defined in Section 402(c)(4) of the Code); or

          (b) A rollover contribution (as defined in Section 408(d)(3) of the Code).

A qualifying rollover contribution to be made by a covered employee must be made to the trust, in care of the plan administrator, by not later than the sixtieth day following the day upon which the employee received the rollover distribution or rollover contribution with respect to which the qualifying rollover contribution is to be made. The plan administrator shall refuse to permit the contribution to the plan pursuant to subsection (a) next above of property other than money (and shall require instead that the property be sold and the proceeds contributed). If an employee makes a qualifying rollover contribution on a date other than an accounting date (as defined in section 5.2), a segregated account shall be established on such date on his behalf until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date. A participant's qualifying rollover contribution (as adjusted to reflect the investment experience of a segregated account, if initially credited to a segregated account) shall be credited to the participant's rollover account (as defined in subsection 5.1(c)) as of the accounting date coincident with or next following the date the contribution is made.

     4.6. Transferred Benefits. If a covered employee had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this plan of the vested portion of the covered employee's benefits under such other plan, and if so directed by the plan administrator in its discretion, the trustee shall accept a transfer of cash to this plan equal to the vested benefits of such employee under such other plan which are being transferred to this plan. No amounts shall be transferred to this plan from any other plan if the accrued benefit payable to the employee under such other plan must be provided in the form of a qualified joint and survivor annuity or if a qualified pre-retirement survivor annuity must be provided to the surviving spouse of such employee with respect to such accrued benefit. If the date on which such transfer is received by the trustee is not an accounting date, a segregated account shall be established on such date on behalf of the covered employee until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date. The participants transferred benefits (as adjusted to reflect the investment experience of a segregated account, if initially credited to a segregated account) shall be credited to his rollover account as of the accounting date coincident with or next following the date the transfer is made.

     4.7. Restricted Participation with Respect to Rollover Contributions and Transferred Benefits. For purposes of the plan, a participant with respect to whom a qualifying rollover contribution or a transfer of benefits is made in accordance with section 4.5 or 4.6, respectively, shall not be eligible to make salary deferral contributions or have employer contributions made on his behalf before becoming a participant for all purposes of the plan in accordance with section 2.1.


                                   ARTICLE 5
                      Plan Accounting and Investment Funds

     5.1. Participant Account Balances. The plan administrator will establish and maintain the following separate accounts with respect to plan participants:

          (a) Salary Deferral Contribution Account. A "salary deferral contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the amount of salary deferral contributions made on the participant's behalf and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan.

          (b) Employer Contribution Account. An "employer contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the portion of the employer contributions (exclusive of salary deferral contributions) and any remainders which are allocated for his benefit and the earnings, expenses, appreciation and depreciation attributable to the employer contributions and remainders under the plan.

          (c) Rollover Account. A "rollover account" will be maintained in the name of each participant with respect to whom a rollover contribution or transfer of benefits (as described in sections 4.5 and 4.6) is made which will reflect the portions of his rollover contributions and transferred benefits from another plan attributable to deductible contributions to that plan, if any, and the income, losses, appreciation and depreciation attributable thereto.

          (d) Voluntary Contribution Account. A "voluntary contribution account" shall be maintained for each participant to record the amount of nondeductible contributions made pursuant to any prior plan.

The maintenance of separate account balances shall not require physical segregation of plan assets with respect to each account balance. The accounts maintained hereunder represent the participants' interests in the plan and trust and are intended as bookkeeping account records to assist the plan administrator and the trustee in the administration of this plan. The plan administrator may maintain such other accounts in the name of participants as it considers desirable. Any reference to a participant's "accounts" or "account balances" shall refer to all of the accounts maintained in the participant's name under the plan.

     5.2. Accounting Dates. An "accounting date" is each March 31, June 30, September 30, and December 31, or such other dates not less frequently than quarterly selected by the plan administrator (including daily dates); the date of any termination or partial termination of the plan, the date of any merger or consolidation of this plan with any other plan, and any other date selected by the plan administrator or the trustee as an "interim accounting date" as of which all account balances shall be adjusted in accordance with section 5.7.

     5.3. Date of Crediting Contributions and Remainders. All employer contributions and participant contributions made for any plan year will be considered to have been made in cash and will be credited to the proper participants' accounts on the accounting date which coincides with the end of the plan year, regardless of when such contributions are actually paid to the trust; provided, that if the trustee or an investment manager with respect to an investment fund maintains participants' accounts and credits contributions received more frequently than monthly, contributions invested in that investment fund will be considered made and will be credited as provided in accordance with the accounting rules in effect with respect to that investment fund. Remainders are allocated as part of employer contributions as provided in section 6.3.

     5.4. Allocation of Employer Contributions. Employer contributions and remainders shall be allocated as of the end of each plan year to the employer contribution accounts of plan participants who were employed either on the last day of the plan year or during that plan year but who prior to the end of the plan year died, retired or became permanently disabled (as defined in section 6.1).

     5.5. Investment Funds. From time to time the plan administrator may cause the trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of plan assets. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of investment management agreements and other investment arrangements. While the plan administrator may arrange with the trustee and investment managers for the establishment of investment funds, the continued availability of these funds cannot be assured, nor is it possible to assure that the arrangements or the investment funds managed by a particular investment manager or by the trustee will continue to be available on the same or similar terms. Participants will be informed from time to time of the availability of investment funds as they are established or superseded. Any investment fund may be partially or entirely invested in any common, commingled or collective trust fund, pooled investment fund or mutual fund which is invested in property of the kind specified for that investment fund.

     5.6. Investment Elections. Except where plan administration requires a shorter or longer period (such as when changes in plan trustees, custodians, investment managers, etc., occur), as of each accounting date each participant may elect, by giving written notice or authorized telephonic voice response to the plan administrator at least 30 days (or such other period as the plan administrator requires) in advance, in accordance with uniform rules established by the plan administrator and on a form provided by it for this purpose, to have his account balances as of that date (after all adjustments as of that date have been made) and future contributions made by him or on his behalf (prior to any subsequent election he may make) invested in accordance with his election entirely in one of the investment funds or partially in each of two or more of the investment funds (so that a multiple of 10% of each of his account balances is invested as of such date in each investment fund). During any period for which a participant has not made the above election, he will be considered to have elected to have his account balances or his future contributions, or both, as the case may be, invested entirely in a fund as the administrator may deem appropriate. The plan administrator shall from time to time notify each trustee or insurance company with custody of an investment fund of the aggregate amounts to be invested in each investment fund in accordance with participants'
elections.   All investment elections shall be in writing on forms, or
communicated through authorized telephonic voice response, as prescribed by the plan administrator. Completion of any investment election by a participant, whether in writing or communicated by telephonic voice response, shall constitute an agreement by such participant to assume responsibility for the risks of investment of the participant's accounts in accordance with such investment election, it being expressly understood that all of the investment funds involve some measure of investment risk including the risk of diminution or loss of the principal amount of any investment. To the maximum extent permissible under applicable law, all fiduciary responsibility with respect to the allocation of a participant's accounts between the various funds shall be considered to be delegated to the participant who directs the investment of his or her contributions and accounts.

     5.7. Adjustment of Participants' Accounts. As of each accounting date (including any interim accounting date), the plan administrator shall adjust the account balances of plan participants to reflect payments and withdrawals of benefits, adjustments in the values of the trust fund and of the investment funds, if any, and employers' and participants' contributions, as follows:

          (a) First, charge to the proper accounts all payments, distributions, or withdrawals made since the last accounting date and not previously charged;

          (b) Next, the accounts of each participant shall be credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the immediately preceding accounting date, in the value of the adjusted net worth (as defined below) of each investment fund in which he has an interest as of that date (after taking into account any charges in accordance with subsection (a) next above); and

          (c) Finally, credit salary deferral contributions, employer contributions, rollover contributions and transferred benefits made since the last accounting date to the proper accounts of plan participants; provided if an investment fund provides for daily investments and valuations, this step shall be performed as a part of subsection 5.7(a) above.

The "adjusted net worth" of an investment fund as of any date means the then net worth of the investment fund as determined by the trustee, investment manager or insurance company with custody of that investment fund in accordance with the provisions of the applicable agreement with the trustee, investment manager or insurance company, less an amount equal to the sum of any employer contributions (including salary deferral contributions and remainders), rollover contributions and transferred benefits not yet credited to participant accounts. Until applied to reduce employer contributions in accordance with section 6.3, for-feitures will be treated the same as participants' employer contribution accounts and will be adjusted in accordance with (b) above.

     5.8. Statement of Accounts. As soon as practicable after the last day of each plan year, and at such other times as the plan administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his accounts as of that date. No participant, except a member of the plan administrative committee, shall have the right to inspect the records reflecting the accounts of any other participant.


                                   ARTICLE 6
                        Distribution of Account Balances

     6.1. Retirement, Death or Disability. If a participant's employment with the Valhi Companies is terminated by reason of his death, retirement after he has attained 65 years of age, or permanent disability, the balance in his accounts as at the accounting date coincident with or next following his termi-nation date (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of the participant's accounts) shall be fully vested and nonforfeitable and shall be distributable to the participant or, in the event of the participant's death, to his beneficiary, in accordance with section
6.4. "Permanent disability" means a disability caused by bodily injury, disease, or mental condition which prevents the participant from engaging in his usual and customary employment with the employers and in the opinion of a licensed physician selected by the plan administrator, is likely to a persist for the balance of the participant's life. A participant shall have a fully vested and nonforfeitable interest in all his accounts on the date he attains age 65.

     6.2. Resignation or Dismissal. If a participant resigns or is dismissed from the employ of the Valhi Companies before his retirement at or after age 65, permanent disability, or death, the balance in his salary deferral contribution account, rollover account and voluntary contribution account as of the accounting date coincident with or immediately preceding his termination date (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of the participant's accounts), along with any contributions made by him previously but not credited to an appropriate account, shall be fully vested and nonforfeitable and shall be distributed to or for the benefit of the participant in accordance with section 6.4. The portion of a participant's employer contribution account, which is vested and nonforfeitable in accordance with the vesting schedule set forth below based upon the balance of such account as of the accounting date coincident with or immediately preceding the participant's employment termination date (after adjustments required under the plan as of that date have been made) will be distributable to or for the benefit of the participant in accordance with section 6.4. The employer contribution account balance of a participant to whom this section applies will be reduced to the vested percentage thereof determined in accordance with the following vesting schedule:

       If the participant's                His vested and
       number of years of                  nonforfeitable
       vesting service equals:             percentage shall be:
       ------------------------            --------------------
       Less than 1 year                    0%
            1                              20%
            2                              40%
            3                              60%
            4                              80%
            5 years or more                100%

For purposes of this Article, an employee shall be credited with a "year of vesting service" for every plan year in which he has completed 1000 or more hours of service (as defined in section 2.3) with the Valhi Companies.

     6.3. Remainders. If a participant resigns or is dismissed from employment with all of the Valhi Companies before the participant is fully vested in his or her employer contributions account under the plan (and before the participant's death or disability), the portion of the participant's employer contribution account which is not vested shall be a "remainder". A remainder shall be treated the same as other participants' accounts (subject to adjustment under section 5.7 above) until the participant with respect to whom the remainder arose incurs five consecutive one year breaks in service, at which time the remainder shall be used to reduce the employer contribution. If the participant with respect to whom the remainder arose is reemployed by an employer before the participant incurs five consecutive one year breaks in service, the remainder shall be reinstated as provided in section 8.2. A "one year break in service" shall occur on the last day of any plan year in which a terminated employee or participant does not complete more than 500 hours of service. If a rehired participant subsequently resigns or is dismissed from the employ of the Valhi Companies and the participant is not entitled to the full balance in his employer contribution account, the amount to be distributed therefrom will be determined in accordance with the following, notwithstanding the provisions of
Section 6.2:

          (a) First, the amount of the distribution, if any, previously received by the participant from the participant's employer contribution account because of the participant's prior resignation or dismissal shall be added to the balance in such account as of the accounting date coincident with or next preceding the date of the participant's subsequent termination of employment.

          (b) Next, the amount determined under subsection (a) above shall be multiplied by the vesting percentage applicable to the participant at the participant's subsequent termination of employment.

          (c) Finally, the amount determined under subsection (b) above shall be reduced by the amount of the distribution previously received by the participant from the participant's employer contribution account because of the participant's prior resignation or dismissal.

The remaining portion of the participant's employer contribution account will be treated as a remainder.

     6.4. Method of Benefit Payment. A participant's account balances which are distributable under section 6.1 or 6.2 shall be paid to or for the benefit of the participant or his beneficiary by (i) payment in a lump sum, (ii) payment in a series of substantially equal quarterly or annual installments over a period of time not exceeding the lesser of (A) 30 years, or (B) the life expectancy of the participant or, if the participant has designated a beneficiary who is an individual, the joint life and last survivor expectancy of the participant and his designated beneficiary (as determined by the plan administrator in accordance with actuarial tables adopted by it for this purpose), or (iii) a combination of such lump sum and installment payments. Payment may be made in cash or property, or partly in each, provided that property is distributed at its fair market value as of the date of distribution as determined by the trustees. Notwithstanding the foregoing, if distribution of a participant's accounts has not commenced prior to his death the participant's accounts shall be distributed within five years of the date of his death or as follows:

          (a) If the participant's accounts are payable to or for the benefit of a designated beneficiary who is an individual and such accounts are distributed over a period beginning not later than one year after the date of the participant's death (or such later date as the Secretary of the Treasury may by regulations prescribe), then such accounts may be distributed to such designated beneficiary over a period not exceeding the lesser of 30 years or the beneficiary's life expectancy.

          (b) If the participant's designated beneficiary is his surviving spouse, distribution of the participant's accounts to such surviving spouse need not begin until the date the participant would have attained age 70 1/2 years. If the surviving spouse dies before distributions to such spouse begin, distribution of the participant's accounts pursuant to this section 6.4 shall be made as if the surviving spouse were the employee.

     6.5. Selection of Time and Manner of Benefit Payment. A participant may elect the method of distribution of his benefits and, if he so desires, may direct how his benefits are to be paid to his beneficiary. The plan administrator shall select the method of distributing a participant's benefits to him or his beneficiary if the participant has not filed a direction with the plan administrator. Unless the participant elects to defer payment, payment of a participant's benefits normally will be made within a reasonable period of time after a participant's termination of employment, but not later than 60 days after the end of the plan year in which occurs the later of the participant's termination of employment or his attainment of age 65 years; provided that payment of each participant's account balances must commence no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 years (the "required beginning date"). Distributions made in any calendar year beginning with or following the calendar year which contains the participant's required beginning date shall satisfy the minimum distribution requirements of Section 401(a)(9) of the Code and the regulations promulgated thereunder. In addition, notwithstanding anything in this Article 6 to the contrary, if at any time a participant's vested account balances exceed or ever exceeded $3,500, no amount shall be distributable to the participant prior to the date he attains age 65 years, without his consent. The plan administrator may distribute a participant's account balance in a lump sum without the participant's consent before the commencement of the distribution of benefits if either the vested portion of the participant's accounts is not greater than $3,500 or distribution commences after the participant attains age 65 years. If written consent of the participant to a distribution is required, such consent must be filed with the plan administrator not more than 90 days before the date of such distribution.

     6.6. Designated Beneficiaries. A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his benefits under the plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is married at the date of his death, the participant's surviving spouse will be his designated beneficiary for all purposes of the plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. Beneficiary designations must be completed and filed with the plan administrator during the participant's lifetime. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. The consent of a surviving spouse to the participant's designation of another beneficiary must be in writing, must acknowledge the effect of such designation, and must be witnessed by a plan representative or a notary public. In addition, such designation of another beneficiary may not be changed without further spousal consent unless the consent of the spouse expressly permits further designations without any requirement of further consent.

     6.7. Payment to Substitute Beneficiaries. If benefits remain to be paid with respect to a plan participant at a time when the plan administrator is unable to locate the participant, or his beneficiary or beneficiaries designated in accordance with section 6.6, or following the death of the participant and such beneficiaries, and if the participant failed to designate one or more other beneficiaries in the manner described in section 6.6, then the plan administrator shall cause the benefits for such participant to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority classification set forth below. Participants and designated beneficiaries are required to maintain a current post office address on file with the plan administrator by notifying the plan administrator of such address in care of the employer. A substitute beneficiary will not be determined under this section with respect to a missing participant or missing designated beneficiary unless the participant or designated beneficiaries, as the case may be, have failed to claim the participant's account balances or notify the plan administrator of their whereabouts within three years after the plan administrator notifies such participant or beneficiaries at their last post office addresses filed with the plan administrator. Such notice shall describe the amounts to which the participant or the beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a participant's benefits in accordance with this section, the plan administrator shall cause the participant's benefits to be distributed in accordance with the following priority classifications:

          (a) First Priority. A participant's benefits, in the case of a missing plan participant, will first be distributed to the participant's designated beneficiary or beneficiaries.

          (b) Second Priority. A participant's benefits will next be distributed or paid to the participant's spouse if the whereabouts of such spouse is known.

          (c) Third Priority. The participant's benefits will next be applied by the payment of the participant's account balances to one or more of the participant's relatives by blood, marriage or adoption in such proportions as the plan administrator decides.

          (d) Fourth Priority. After unsuccessful attempts have been made by the plan administrator to locate persons described in the priority categories set forth above, the benefits of the participant or of any beneficiary will be disposed of in any manner permitted by law which the plan administrator considers to be fair and equitable.

Notwithstanding the foregoing, if a participant's benefits cannot be paid as provided above they shall be forfeited by allocating such benefits to the other participants, but such benefits nevertheless will be reinstated if a claim is made by the participant or beneficiary.

     6.8. Payment With Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the plan administrator's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the plan administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the plan administrator may direct the application of such benefits to the benefit of such person. Payments made in accordance with this section shall discharge all liabilities for such payments under the plan.

     6.9.  Final Court Orders.  Notwithstanding the other provisions of this
Article 6, if the trustee is required by a final court order to distribute the benefits of a participant other than in the manner required under the plan, then the trustee shall cause the participant's benefits to be distributed in a manner consistent with such final court order. The trustee shall not be required to comply with the requirements of a final court order in an action in which the trustee, the plan administrator, the plan or the trust was not a party, except to the extent such order is a qualified domestic relations order (as defined in Section 414(p) of the Code).

     6.10. Rollover Distributions. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this section 6.10, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes hereof:

          (a) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annual) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.


                                   ARTICLE 7
                         Withdrawals During Employment

     7.1. Withdrawal From Salary Deferral Contribution Account. A participant other than a former employee or beneficiary, who is experiencing a financial hardship may request a withdrawal of all or any portion of the sum of the contributions and transfers credited to such participant's salary deferral contribution account and rollover account plus earnings on his rollover account. The plan administrator will have discretion to grant or deny any such requests for hardship withdrawals, subject to the following:

         (a) Each request for financial hardship must describe the hardship for which the withdrawal is requested.

         (b) A withdrawal shall be considered on account of financial hardship if it is necessary in light of the participant's immediate and heavy financial need as described in (i) below and it is necessary to satisfy such financial need, as described in (ii) below.

               (i) A withdrawal will be on account of immediate and heavy financial need only if it is on account of (A) unreimbursed medical expenses incurred by the participant or the participant's spouse or dependents; (B) purchase (excluding mortgage payments) of a principal residence for the participant; (C) post-secondary education tuition for the next 12-months of post-secondary education for the employee, the employee's spouse, children or dependents; (D) the need to prevent the eviction of the participant from the participant's principal residence or the foreclosure on the mortgage of the participant's principal residence; (E) the employee being judicially declared bankrupt under the Federal Bankruptcy Act; or (F) such other purpose deemed by the Commissioner of the Internal Revenue Service to constitute immediate and heavy financial need.

               (ii) A withdrawal will be necessary to satisfy the financial need described in (i) above only if (A) the withdrawal does not exceed the amount necessary to meet such financial needs; and (B) the participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Valhi Companies.

          (c) In the event that the plan administrator grants a participant's request for a hardship withdrawal, such participant shall not be permitted to make salary deferral contributions under the plan until the first day of the first plan year quarter coincident with or next following the date which is twelve months from the date of withdrawal.

          (d) Notwithstanding the provisions of section 4.1, the aggregate salary reduction contributions to the plan and to any other plan maintained by a Valhi Company for the calendar year immediately following the calendar year in which the participant receives the hardship withdrawal shall not exceed the excess of (i) the maximum amount specified in section 4.1 for such year over (ii) the amount of such participant's salary reduction contributions to this plan and to any other plan maintained by the Valhi Companies in the calendar year in which the participant received the hardship withdrawal.

All withdrawals under this section shall be made as of an accounting date. A request for a withdrawal must be filed with the plan administrator on a form provided by the plan administrator at least 30 days in advance (or by such other date as the plan administrator may require). The minimum withdrawal shall be the lesser of $500 or the participant's aggregate account balances from which the withdrawal may be made. The plan administrator may establish uniform and nondiscriminatory rules or guidelines for responding to such requests as it considers appropriate. Withdrawals under this section 7.1 may not be made more frequently than once in any twelve consecutive month period.

     7.2. Loans to Participants. While it is the primary purpose of the plan to provide funds for participants when they leave the employer, it is recognized under some circumstances it would be in the best interests of participants to permit loans to be made to them. Accordingly, the plan administrator may direct that a loan be made to a participant for such substantial purposes as the plan administrator in its discretion may approve, subject to the following:

          (a) Each request for a loan under this section must be by written application to the plan administrator supported by such evidence as it may request. No loan will be made to a participant unless the plan administrator believes the loan is reasonably necessary for the purpose intended. No loan shall be made to any participant who is a shareholder-employee. A shareholder-employee means an employee who owns (or is considered as owning within the meaning of Section 318(a)(i) of the Internal Revenue Code) more than 5 percent of the outstanding stock of the company during any year in which the company elected to be taxed as a small business corporation under the Internal Revenue Code.

          (b) Each loan must be evidenced by a note in a form furnished by the plan administrator and must be secured by a pledge of the participant's accounts.

          (c) Each loan will bear interest at a reasonable rate established by the plan administrator in a uniform and nondiscriminatory manner and include any fees directly associated with its processing and administration.

          (d) The principal amount of each loan, when added to any other outstanding loan balances of a participant under the plan and all other plans of the employer, may not exceed the lessor of $50,000 or 50% of the participants' vested account balances. The $50,000 limit above shall be reduced by the excess of (1) the highest outstanding balance of all loans from plans maintained by the employer during the 12-month period ending on the day before the date on which the loan is made, over (2) the outstanding balance of all loans from such plans on the date the loan is made. The principal amount of each loan shall not be less than $1,000.

          (e) Each loan will be for a term not exceeding five years and will be payable in level payments due at least quarterly; provided that the term of a loan may be for more than a period of five years where the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the participant.

          (f) If after any participant's benefit commencement date any loan made to him or any part thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance or balances and accrued interest shall be charged to the balances of the participant's accounts, as otherwise adjusted under the plan as of that date. The distribution of a participant's canceled note to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the plan.

          (g) Each note evidencing a loan to a participant shall be held on the participant's behalf and shall be considered an investment of his accounts. Accordingly, principal and interest payments on the note shall be credited to such accounts on the participant's behalf.

          (h) A participant may have only one loan outstanding at a time under the plan and all loans shall be payable through payroll deduction each payroll period, except as to employees on authorized leave pursuant to
     Section 2.4 and such leave does not exceed twelve months.

          (i) All administrative costs associated with the loan, to include but not limited to loan origination fees and annual maintenance fees, shall be deducted from the participant's account balances.

          (j) The plan administrator may adopt such policies that it deems necessary for the administration of this loan program.

          (k) If after any participant's termination of employment with the employers any loan made to the participant or any part thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance or balances and accrued interest shall be charged to the balances of the participant's accounts, as otherwise adjusted under the plan as of that date. The distribution of a participant's canceled note to the participant (or to the participant's beneficiary in the event of the participant's death) shall be considered as payment for purposes of the plan.

          (l) A participant must obtain the consent of the participant's spouse, if any, within the 90-day period before the time a loan is made and the participant's account balances are used as security for a loan. A new consent is required if any account balances are used for any increase in the amount of security. The consent shall comply with the requirements of section 6.6, but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.

          (m) The following events will constitute default on a loan: (i) the failure to make an installment payment of the date on which it becomes due;
     (ii) any other person (other than the plan trustee) acquires an interest in the participant's account except as otherwise required by law; (iii) the participant dies or becomes legally incompetent; or(iv) the participant's employment with the employer is terminated for any reason, including retirement, disability, resignation or discharge. Upon default, the plan may foreclose on the loan at the earliest opportunity permitted by law and the loan will, consequently, be treated as a taxable distribution at such time. During the period, if any, between the date of the event constituting default and the date of foreclosure, interest on the loan will continue to accrue and shall be charged to the participant's account.


                                   ARTICLE 8
                        Rehired Employee or Participant

     8.1. Rehired Employee or Participant. If an employee or a participant who has completed less than one year of vesting service terminates his employment, incurs a one-year break in service and is subsequently reemployed by the Valhi Companies, his service prior to his termination of employment shall not be reinstated for purposes of section 2.1 or 6.2. In all other cases an employee's or participant's prior years of service shall be reinstated upon reemployment for purposes of sections 2.1 and 6.2 However, in no event shall years of service occurring after a participant incurs five consecutive one-year breaks in service be used to determine the vested and nonforfeitable interest of a participant in his employer contribution account as of his prior termination of employment which has become a remainder. A rehired participant shall become a participant as of the date of his rehire and shall be eligible to make salary deferral contributions as of the pay period next following his date of rehire. A rehired employee shall become a participant as of the date he meets the requirements of section 2.1.

     8.2. Reinstatement of Remainders. If a participant whose employment had terminated because of resignation or dismissal is reemployed by a Valhi Company prior to having incurred five consecutive one year breaks in service (as defined in section 6.3), any remainder which otherwise would have resulted from such participant's prior resignation or dismissal shall again be credited to such account as of the accounting date coincident with or next following such participant's date of rehire. For purposes of the preceding sentence, a participant's account shall be appropriately restored first by application of any unallocated remainders which arose during the plan year of such participant's reemployment and then by means of an appropriate additional contribution by such participant's employer for such plan year.


                                   ARTICLE 9
                             Maximum Contributions

     9.1. Contribution Limitations. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his employer. If a participant in a defined contribution plan maintained by his employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by his employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans. This plan is a defined contribution plan and, therefore, each participant in the plan shall be subject to the maximum contribution and benefit limitations set forth in Section 415 of the Code and the regulations thereunder which are incorporated herein by reference. For purposes of Section 415 of the Code and this Article 9, the "limitation year" with respect to this plan is the plan year, and a participant's "total compensation" means, with respect to any plan year, the total compensation (as defined in Section 415 of the Code and the regulations thereunder) paid to the participant during that year for services rendered to the Valhi Companies as an employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions), but excluding any noncash compensation and any compensation deferred beyond the participant's termination of employment. In applying the limitations set forth in sections 9.2 and 9.3, reference to the plan shall mean the plan and all other defined contribution plans (whether or not terminated) maintained by the Valhi Companies and reference to a defined benefit plan maintained by the Valhi Companies shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the Valhi Companies.

     9.2. Participant Covered by Defined Contribution Plan Only. If a participant in the plan is not covered by a defined benefit plan maintained by the Valhi Companies, the annual addition (as defined below) which is allocated to his accounts under this plan and under any other defined contribution plans maintained by the Valhi Companies shall not exceed the lesser of $30,000 (or if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b) (1) of the Code of 1986 as in effect for the limitation year) (the "defined contribution dollar limitation") or 25 percent of the participant's total compensation. In applying the preceding limitation, the annual addition to a participant's accounts under this defined contribution plan will be limited before the annual addition to his account under any such other plan is limited. Any employers' contributions described in subsection 3.1 which cannot be credited to a participant's accounts because of the limitations of this section 9.2 or section 9.3 shall be held under the plan and applied to reduce the employer's contributions otherwise required to be made and allocated to participants' accounts in succeeding plan years, in order of time. Any salary deferral contributions described in subsection 3.2(b) elected by a participant which cannot be credited to a participant's accounts because of the limitations of sections 4.1, 4.2, 9.2 or 9.3 shall be paid to such participant as soon as practicable. A participant's "annual addition" for any plan year means the sum for that year of the following:

          (a) Employer contributions (including salary reduction contributions) credited to the participant's accounts under this plan and under any related defined contribution plans;

          (b) Forfeitures credited to the participant's accounts under this plan or under any related defined contribution plans;

          (c) The amount of the participant's voluntary contributions to any related defined contribution or defined benefit plan (determined without regard to rollover contributions, if any);

          (d)  Amounts allocated to an individual medical account, as defined in
     Section 415(l)(2) of the Code, which is a part of a pension or annuity plan maintained by the Valhi Companies; and

          (e) Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Valhi Companies.

     9.3. Participant Covered by Defined Contribution Plan and Defined Benefit Plan. If a participant in the plan also is a participant in a defined benefit plan maintained by the Valhi Companies, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

          (a) A fraction shall be determined indicating the ratio of the participant's annual additions under the defined contribution plans of the Valhi Companies for each plan year to the aggregate of the "defined contribution limitation amount" in effect for each year of the participant's employment by the Valhi Companies. The "defined contribution limitation amount" for any year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(l) (A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan, if 90% is substituted for 60%, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25% of the participant's total compensation for such year.

          (b) A fraction shall also be determined which will equal the benefits accrued or payable to or for such participant under the defined benefit plans of the Valhi Companies as of the end of the plan year divided by the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any plan year shall be the lesser of
     (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(l)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan, if 90% is substituted for 60%, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which he actively participated in a defined benefit plan of the Valhi Companies and in which his aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted, if necessary, as provided in Section 415(b) of the Code.

          (c) The benefits under all defined benefit plans of the Valhi Companies and the contributions under this plan and under any other defined contribution plans of the Valhi Companies will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).


                                   ARTICLE 10
                               Plan Administrator

     10.1. Plan Administrator's Duties. As provided in section 1.2, a committee appointed by the company is responsible for the administration of the plan. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the plan, the plan administrator shall have the following powers, rights and duties:

          (a) To construe and interpret the plan, to decide all questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions.

          (b) To adopt such rules of procedure as may be necessary for the efficient administration of the plan and as are consistent with the plan, and to enforce the plan in accordance with its terms and such rules.

          (c) To make determinations as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the trust in accordance with the provisions of the plan.

          (d) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

          (e) To enroll participants in the plan, to distribute and receive plan administration forms, and to comply with all applicable governmental reporting and disclosure requirements.

          (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers, the trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the plan (including but not limited to the preparation of recommendations of actuarial assumptions which shall be reviewed by the plan administrator), provided that any such allocation or delegation and the acceptance thereof must be in writing.

          (g) To report to the directors of the company or to such person or persons as the directors of the company designate as to the administration of the plan, any significant problems which have developed in connection with the administration of the plan and any recommendations which the plan administrator may have as to the amendment of the plan or the modification of plan administration.

          (h) For purposes of determining who is a highly compensated employee for any given determination period, the employer may elect to make the calendar year calculation election within the meaning of Treas. Reg.
     Section 1.414(q) - IT Q&A 14(a)(3)(b) by giving written notice to the plan administrator; provided, however, such election must apply to all plans, entities and arrangements of the company and members included in its controlled group for purposes of determining who is a highly compensated employee under section 414(q) of the Internal Revenue Code.

     10.2. Action by Plan Administrator. During a period in which two or more plan administrative committee members are acting, any action by the plan administrator will be subject to the following provisions:

          (a) The committee may act by meeting (including a meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

          (b) A committee member by writing may delegate part or all of his rights, powers, duties and discretions to any other committee member, with such other committee member's consent.

          (c) The committee shall act by a majority decision, which action shall be as effective as if such action had been taken by all members of the committee; provided that by majority action one or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

          (d) If there is an equal division among the committee members with respect to any questions, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

          (e) The certificate of the secretary of the committee or the majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor or any person relying on such certificate.

          (f) Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred.

     10.3. Information Required for Plan Administration. The employers shall furnish the plan administrator with such data and information as the plan administrator considers necessary or desirable to perform its duties with respect to plan administration. The records of an employer as to an employee's or participant's period or periods of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and compensation will be conclusive on all persons unless determined to the plan administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the plan also shall furnish the plan administrator with such evi-dence, data or information as the plan administrator considers necessary or desirable for the plan administrator to perform his duties with respect to plan administration.

     10.4. Decision of Plan Administrator Final. Subject to applicable law and the provision of section 10.5, any interpretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.

     10.5. Review of Benefit Determinations. If a claim for benefits made by a participant or his beneficiary is denied, the plan administrator shall, within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made, furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the plan's claim review procedures. If requested in writing, the plan administrator shall afford each claimant whose claim has been denied a full and fair review of the plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the plan administrator shall notify the claimant in writing of the plan administrator's final decision.

     10.6. Uniform Rules. The plan administrator shall perform his duties with respect to plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.

     10.7. Plan Administrator's Expenses. All costs, charges and expenses reasonably incurred by the plan administrator will be paid by the employers in such portions as the company shall direct; provided no compensation will be paid to a committee member as such.

     10.8. Interested Plan Administrator. If a member of the plan committee is also a participant in the plan, he may not decide or determine any matter or question concerning his benefits unless such decision or determination could be made by him under the plan if he were not a committee member.

     10.9. Resignation or Removal of Plan Administrative Committee Members. A member of the committee may be removed by the company at any time by ten days' prior notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the plan administrator.

     10.10. Indemnification. To the extent permitted by law, no person (including a trustee, any present or former plan administrative committee member, and any present or former director, officer or employee of any employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan or the investment of the pension fund. To the extent permitted by law, each present or former director, officer or employee of any employer to whom the plan administrator or an employer has delegated any portion of its responsibilities under the plan and each present or former plan administrative committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense.


                                   ARTICLE 11
                           Relating to the Employers

     11.1. Action by Employers. Any action required or permitted of an employer under the plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

     11.2. Additional Employers; the Valhi Companies. Any subsidiary or other related company that is not an employer may adopt the plan and become an employer thereunder by filing with the trustee and the plan administrator a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the plan and a certified copy of a resolution of the Board of Directors of the company consenting to such adoption. For this purpose, a "subsidiary" means any corporation more than 50 percent of the voting stock of which is directly or indirectly owned by the company and a "related company" means any corporation (other than the company and its subsidiaries) more than 50 percent of the voting stock of which is directly or indirectly owned by any corporation or any person or group of persons who directly or indirectly own more than 50 percent of the voting stock of the company. The term "Valhi Companies" includes the employers and all subsidiaries and related companies that have not adopted the plan (and each such corporation is sometimes referred to herein individually as a "Valhi Company"). Any corporation which is not an employer under the plan and which does not qualify as a subsidiary or related company, but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code (the "Code"), determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an employer under the plan or a member of an affiliated service group (as defined in Section 414(m) of the Code) which contains an employer under the plan shall, for purposes of the plan, be considered as a subsidiary or related company that has not adopted the plan.

     11.3. Restrictions on Reversions. The employers shall have no right, title or interest in the assets of the plan, nor will any part of the assets of the plan at any time revert or be repaid to an employer, directly or indirectly, except as follows:

          (a) If the Internal Revenue Service initially determines that the plan, as applied to any employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the plan attributable to contributions made by that employer under the plan shall be returned to that employer within one year of the date of denial of qualification of the plan as applied to that employer.

          (b) If a contribution or a portion of a contribution is made by an employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the plan by that employer and, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date the amount is contributed under the plan.

          (c) Each contribution made by an employer is conditioned upon the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an employer under the plan for a period for which the deduction for a contribution made by the employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date of disallowance of the deduction.


                                   ARTICLE 12
                     Amendment, Termination or Plan Merger

     12.1. Amendment. While the employers expect and intend to continue the plan, the company must necessarily reserve and hereby does reserve the right, subject to Article 11, to amend the plan from time to time, except as follows:

          (a) The duties and liabilities of the plan administrator cannot be changed substantially without its consent; and

          (b) No amendment shall reduce the value of a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Valhi Companies on the day of the amendment.

The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements, provided that the company may amend the plan at any time to the extent necessary in order that the plan shall meet the requirements of a "qualified plan" under Section 401(a) of the Code and any other requirements of applicable law.

     12.2. Termination. The plan will terminate as to all employers on any date specified by the company if advance written notice of the termination is given to the plan administrator and any other employers. The plan will terminate as to an individual employer on the first to occur of the following:
          (a) The date it is terminated by that employer, if ten days' advance written notice of the termination is given to the company, the plan administrator and the other employers.

          (b) The date that employer is judicially declared bankrupt or insolvent.

          (c) The dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

               (i) In any such event arrangements may be made with the consent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that employer under the plan; and

               (ii) If any employer is merged, dissolved or in any way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

Notwithstanding the foregoing, if any of the events described above should occur but some or all of the participants employed by an employer are transferred to employment with one or more of the other employers coincident with or immediately after the occurrence of such event, the plan as applied to those participants will automatically continue in effect without a termination thereof. The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements.

     12.3. Plan Merger. In no event shall there by any merger or consolidation of the plan with, or transfer of assets or liabilities to, any other plan unless each participant in the plan would (if the plan then terminated) received a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

     12.4. Continuation by a Successor or Purchaser. Notwithstanding section 12.2, the plan and the trust shall not terminate in the event of dissolution, merger, consolidation or reorganization of an employer or sale by an employer of its entire assets or substantially all of its assets if arrangements are made in writing between the employer and any successor to the employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the plan and the trust. If such arrangements are made, then such successor or purchaser shall be substituted for the employer under the plan and the trust agreement.

     12.5. Notice to Participants of Amendments, Terminations or Plan Mergers. Participants affected thereby shall be notified by the company within a reasonable time following any amendment, termination, plan merger, or consolidation.

     12.6. Vesting and Distribution on Termination. The date of any termination or partial termination as respects all employers (and, at the discretion of the company, on a termination or partial termination of the plan as respects any employer that does not result in the termination or partial termination of the plan as respects all employers) and any permanent discontinu-ance of employer contributions as respects all employers, will be an "interim accounting date", and the benefits of each participant affected by such termination, partial termination, or permanent discontinuance of employer contributions as respects all employers will be fully vested.


                                   ARTICLE 13
                               General Provisions

     13.1. Examination of Plan Documents. Copies of the plan and any amendments thereto will be on file at the principal office of each employer where they may be examined by any participant or any other person entitled to benefits under the plan.

     13.2. Notices. A notice mailed to a participant or beneficiary at his last address filed with the plan administrator in care of the company will be binding on the participant or beneficiary for all purposes of the plan. Any notice or document relating to the plan required to be given to or filed with the plan administrator or any employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the plan administrator, in care of the company.

     13.3. Nonalienation of Plan Benefits. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under this plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) which provides for an immediate lump sum distribution.

     13.4. No Employment Guarantee. None of the establishment of the plan, modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the employers, the plan administrator or trustee, except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this plan shall not constitute a contract of employment, and participation in the plan will not give any participant a right to be retained in the employ of the employers. None of the employers, the plan administrator or the trustee in any way guarantees any assets of the plan from loss or depreciation or any payment to any person. The liability of the plan administrator or any employer as to any payment or distribution of benefits under the plan is limited to the available assets of the trust fund.

     13.5. Participant Litigation. In any action or proceeding regarding the plan assets or any property constituting a portion or all thereof or regarding the administration of the plan, employees or former employees of the employers or their beneficiaries or any other persons having or claiming to have an interest in this plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this plan. To the extent permitted by law, if a legal action is begun against the employers, the plan administrator or the trustee by or on behalf of any person, and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the costs to the employers, the plan administrator or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this plan shall constitute a release of the employers, the plan administrator and the trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

     13.6. Successors. The plan and the trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the plan administrator and the trustee and their successors.

     13.7. Adequacy of Evidence. Evidence which is required of anyone under the plan shall be executed or presented by the proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the plan administrator, the trustee, the employers or other persons acting on such evidence considers pertinent and reliable.

     13.8. Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

     13.9. Waiver of Notice. Any notice required under the plan may be waived by the person entitled to notice.

     13.10. Applicable Law. The plan and the trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, or preempted thereby, this plan shall be construed in accordance with the laws of the State of Texas.

     13.11. Severability. If any provision of the plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the plan.

     13.12. Fiduciary Responsibilities. It is specifically intended that all provisions of the plan shall be applied so that all fiduciaries with respect to the plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements of responsibilities apply to them. No provisions of the plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the plan solely in the interests of participants and other persons entitled to benefits under the plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     13.13. Highly Compensated Employees. An employee shall be considered a "highly compensated employee" for any plan year if at any time during the plan year or the preceding plan year:

          (a) He or she was a 5-percent owner as defined in Section 416(i)(1)(B)(i) of the Code;

          (b) He or she received compensation from an employer in excess of $75,000 (or such adjusted number as may be determined under the Code or regulations thereunder to reflect a change in the cost-of-living index);

          (c) He or she received compensation from an employer in excess of $50,000 (or such adjusted number as may be determined under the Code or regulations thereunder to reflect a change in the cost-of-living index) and was in the group consisting of the top 20 percent of the employers' employees when ranked on the basis of compensation paid by the employer during such year;

          (d) He or she was at any time an officer and received compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such year, provided that no more than 50 employees (or, if lesser, the greater of three employees or 10 percent of the employees) shall be treated as officers and provided further that if for any year no officer of an employer is described in this subparagraph (iv), the highest paid officer of an employer for such plan year shall nonetheless be treated as if he or she were described herein; or

          (e) He or she is a family member (as defined below), of either a 5-percent owner who is an active or former employee (as defined below) or a highly compensated employee who is one of the ten most highly compensated employees ranked on the basis of compensation paid by the employer during such year.

An employee who is not described under subsections (b), (c) or (d) for the preceding plan year shall not be deemed a highly compensated employee for a plan year unless he was a member of the group of the 100 employees paid the greatest compensation during the plan year. A "family member" is an individual who is a family member with respect to any employee or former employee, including such employee's or former employee's spouse and lineal ascendants or descendants and the spouse of lineal ascendants and descendants. In the determination of a family member with respect to an employee or former employee, legal adoptions shall be taken into account. A "highly compensated former employee" is any employee who, with respect to the employer, had a separation year prior to the determination year and was a highly compensated active employee for either such employee's separation year (as defined in Treasury Regulation Section1.414(q)-
1T) or any determination year ending on or after the employee's 55th birthday. "Compensation" for purposes of determination of highly compensated employee means compensation within the meaning of Section 415(c)(3) of the Code which includes elective or salary deferral contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

     13.14. Family Aggregation Rules. Notwithstanding any other provision of the plan, the family aggregation rules of Sections 401(a)(17) and 414(q) of the Code shall apply for the purpose of determining and limiting a participant's compensation and benefits hereunder (including for purposes of determining his earnings under section 4.4 and compensation under Article 9 and for purposes of the benefit limitations under sections 3.4 and 4.2 and Article 9), in accordance with the provisions of section 13.13.

     13.15. Supplements. Supplements to this plan may be adopted from time to time and will be attached to and form a part of the plan. The provisions of any such supplements shall be given the same effect that such provisions would have if they were incorporated within the basic text of the plan. Supplements may modify or supplement provisions of the plan as they apply to particular groups of participants. Each supplement will specify the persons affected and shall supersede the other provisions of the plan to the extent necessary to eliminate inconsistencies between the plan provisions and the provisions of such supplement. The terms used in such supplements shall have the same meanings as those terms have for all other purposes under the plan and all provisions of the plan not inconsistent with such supplements will continue to apply to the persons affected by such supplements or exhibits.

     13.16. Leased Employees. Notwithstanding any other provision of the plan, a leased employee will not be considered a covered employee and may not become a participant in the plan. However, for purposes of the plan, a leased employee shall be treated as an employee of the recipient employer and benefits provided by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. The term "leased employee" means any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any other person (the "leasing organization") has performed services for the recipient employer (or for the employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer.


                                   ARTICLE 14
                              Top-Heavy Plan Rules

     14.1. Key Employees. A "key employee" means an employee or former employee who during any plan year or during any of the four preceding plan years is:
          (a) An officer of an employer having annual compensation in excess of 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the plan year;

          (b) One of the ten employees of the employer having annual compensation from the employer in excess of the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the plan year and owning (or considered as owning within the meaning of Section 318 of the Code) more than one-half of one percent and the largest interests in the employer;

          (c) Any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5 percent of the outstanding stock of the employer or stock possessing more than 5 percent of the total combined voting power of all the employer's stock; or

          (d) Any person having annual total compensation in excess of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the employer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of (a) above, if the number of officers exceeds 50, only the 50 officers with the highest total compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of 3 such officers or 10 percent of all employees. For purposes of (c) and (d) above, Section 318(a) (2)(C) of the Code shall be applied by substituting "5 percent" for the reference to "50 percent" therein and the rules of Sections 414(b), (c) and (m) of the Code shall not apply for purposes of determining ownership in the employer. The term "employer" includes all Valhi Companies. The beneficiary of a key employee shall be considered a key employee. Any employee who is not a key employee, as described above, is a non-key employee.
     14.2. Top-Heavy Determinations. The plan will be considered top-heavy for any plan year if as of the last day of the preceding plan year (but the last day of the initial plan year in the case of that year) (the "determination date") the sum of (a) the aggregate of the account balances of key employees under the plan and all other defined contribution plans in an aggregation group of plans as described in section 14.3 and (b) the present value determined as of the date of the most recent valuation which is within a twelve-month period ending on the determination date of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans as described in section 14.3 exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. Included in the determination of a participant's account balances and accrued benefit under such plan are any amounts distributed to him during the preceding five-year period. For purposes of determining whether the plan is a top-heavy plan, there shall not be taken into account (i) a rollover contribution initiated by an employee and made to the plan or any other plan in an aggregation group of plans after December 31, 1983; or (ii) any accrued benefit (and any plan account) of any individual who has not performed any services for an the employer at any time during the five-year period ending on the determination date.

     14.3. Aggregation of Plans. All employer plans in a required aggregation group of plans shall be considered top heavy if the required aggregation group of plans or permissive aggregation group of plans, as the case may be, is determined to be top-heavy under section 14.2. If the required aggregation group of plans or permissive aggregation group of plans is not top-heavy, no employer plans in the group shall be considered top-heavy. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group or plans.

     14.4. Top-Heavy Rules. If the plan is considered top-heavy in any year, the following rules will apply:

          (a) Combined Benefit Limitations for Top-Heavy Plan. For purposes of determining the combined benefit limitations under section 9.3 of this plan, for any plan year in which the plan would be top-heavy, 1.0 shall be substituted for 1.25 in determining the dollar limitation in effect under
     Section 415(b)(1)(A) and 415(c)(l)(A) of the Code for such year.

          (b)  Minimum Benefit.  Notwithstanding anything to the contrary in
     Article 3, the amount contributed by an employer for each active participant who is a non-key employee employed by that employer for each plan year in which the plan is considered a top-heavy plan shall not be less than the lesser of (i) 3 percent of each active participant's total compensation for that year, or (ii) the highest percentage of such compensation contributed by such employer for such plan year on behalf of a key employee; provided if for such plan year the minimum benefit under
     Section 416(c) of the Code is provided for under any other plan to which the employer contributes, no minimum contribution shall be made under this subsection (b) for the participant. For purposes of the preceding sentence only, the group of participants shall include a participant who would otherwise not be considered a participant solely because of his failure to make salary deferral contributions for such plan year.

                                  SUPPLEMENT A
                                       TO
            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN


     The purpose of this Supplement A is to establish a retroactive effective date for section 6.10 of the plan. Notwithstanding any other provision of the plan, the provisions of section 6.10 shall apply to all eligible rollover distributions paid to a distributee on and after January 1, 1993.

                                WITNESSETH THAT:

     Pursuant to the authority delegated to the undersigned officers of National Cabinet Lock, Inc., the document attached hereto entitled "National Cabinet Lock, Inc. Contributory Retirement Plan" is hereby adopted effective as of January 1, 1994.

                            Dated this 30th day of December,
                            1994.


                            NATIONAL CABINET LOCK, INC.



                            By:  /s/ Steven L. Watson

                            Its:  Vice President




ATTEST:



/s/ J. Mark Hollingsworth

Its:  Assistant Secretary